Exhibit 99.1

Release: January 12, 2016

Status quo is not an option for North American rail industry, CP argues in white paper

Calgary, AB – Canadian Pacific (TSX: CP) (NYSE: CP) today released a white paper stating that a change in the railroad industry status quo is necessary to support continued growth in the North American economy.

The full text of the white paper, A 21st Century Railroad for a 21st Century Economy, is below. A PDF version can be downloaded at: http://www.cpr.ca/en/investors.

A 21st Century Railroad for a 21st Century Economy

The status quo is not an option for North American rail

Continued growth in the U.S. economy is dependent on North American rail service meeting current and future demand. In order to meet that demand, the railroads must add capacity. The question of how to create additional capacity to accommodate growth is a critical one. Adding infrastructure and building more track has become increasingly difficult, if not impossible.

Additionally, the demands of the common carrier obligation must be taken into consideration. Specifically, all Class 1 carriers must transport goods tendered to the railroad, no matter how dangerous. This comes into direct conflict with staunch resistance from communities of all sizes to add infrastructure in the form of new tracks and terminals. The prospect of increased traffic is also unpalatable in many instances, even if it improves the overall efficiency of the broader transportation network.

The solution lies in adding capacity without adding infrastructure, increasing the efficiency of the overall network and addressing critical issues, such as congestion in Chicago.

Canadian Pacific (CP) believes that industry consolidation offers the best opportunity to improve efficiency of the existing network and creates much needed incremental capacity without adding infrastructure, all while improving service for shippers.

CP is pursuing a combination with Norfolk Southern Corp. (NS) that it believes will:

•	Enable far better utilization of existing infrastructure.

•	Introduce alternative options for re-routing traffic around areas of congestion.

•	Create new opportunities to generate the most efficient route for rail shipments.

•	Allow CP-NS to provide end-to-end service to customers, without hand-offs and interchanges, which improves safety.

•	Improve overall service for shippers of all sizes across the network.

The status quo is not an option for North American rail. Change is necessary to support continued economic growth, and that change needs to happen now.

Rail: A Proud History of Delivering Public Benefits

Since the deregulation of the U.S. rail industry in 1980, the industry has undergone a renaissance and is now, once again, the backbone of the North American economy. Demand for rail service has grown significantly and is expected to continue to do so.

The growth in demand for rail service has delivered – and continues to deliver – numerous public benefits. An efficient railway network:

•	Is the most environmentally friendly and economically efficient long distance land transportation option.

•	Reduces highway congestion by taking trucks off highways, which in turn reduces fuel consumption, noise pollution, tax-payer funded highway maintenance and construction costs, and lost productivity due to traffic.

•	Improves safety for the transportation system in general.

•	Does not require public funding.

However, to meet current and future demand for rail service, railroads must add capacity. The service disruptions stemming from the severe winter weather of 2013-2014 proved that the rail network is vulnerable. An unexpected surge in freight volume during the period pushed the rail supply chain to the upper limits of its track capacity just as the weather turned. The combination wreaked havoc on rail operations, particularly in Chicago. The severe weather lasted well into the spring of 2014 and service disruptions were felt into the fall of 2014.

Traditionally, railroads have primarily relied on adding new infrastructure to increase capacity. Building new track or sidings for passing, expanding rail yards to accommodate more cars or longer trains, and adding new connections to facilitate more efficient routings have all been important tools for expanding rail capacity. While railroads continue to reinvest record amounts of capital to add capacity, it is becoming increasingly more difficult to add physical infrastructure. Local and state opposition to building new infrastructure is more prevalent and vocal than ever before. This is especially true in urban areas where many rail customers are located and where many railroads interchange traffic.

Addressing Congestion in Chicago

Nowhere is the need for additional infrastructure more critical and the ability to add it more difficult than in Chicago. With six major Class 1 railways and a significant Amtrak and commuter train presence, Chicago is the most critical hub within North America’s rail system. In 2014, roughly 25 percent of all rail traffic traveled through Chicago. In short, what happens in Chicago affects the entire network.

Although substantial effort has been made to improve infrastructure in Chicago, those efforts have fallen short. The CREATE project, for example, which was designed to invest billions of dollars into critically needed infrastructure to improve Chicago’s congested transportation system, including freight rail infrastructure, has been largely unsuccessful. A multitude of stakeholders with various competing interests make it difficult, if not near impossible, to achieve consensus and identify a path forward. As a result, very little has been accomplished to improve the freight and passenger rail congestion issues in Chicago in a meaningful way.

Today, the rail supply chain and Chicago are fluid and the system is performing well. This is largely a function of a weakened economy, lower shipments and favorable operating conditions. But we are living on borrowed time. The time to act is now. The rail industry cannot wait until factors converge again and gridlock resumes. It is imperative for the economy and the public interest that we take steps now to unlock additional capacity.

Adding Capacity Through Efficiency

Unfortunately, recent government regulations have reduced capacity. For example, regulations have been imposed that restrict train speeds for certain commodities in certain areas. While these regulations are intended to increase safety, reducing train speeds reduce system capacity.

Some have suggested that the capacity problem can be addressed by adding more trains. When the physical operating footprint of a railroad line or yard is constrained and near its sustainable capacity, introducing additional locomotives and rail cars into the system is the wrong answer. It is like adding more cars to a highway blocked with rush hour traffic.

At CP, we have successfully added capacity by improving operational efficiency. CP has improved asset utilization significantly by cycling railcars faster and decreasing dwell time for locomotives and railcars at terminals. Between 2011 and 2014, CP’s network speed increased 19% and terminal dwell time dropped by 20% (excluding winter of 2013/14). While we continually strive to be more efficient, the law of diminishing returns applies and we need to find other ways to address capacity issues.

We have also added capacity by making record levels of investment, but are finding it increasingly difficult to do so. Efforts to add physical capacity, particularly in key choke points such as Chicago, St. Paul, Minneapolis and in other cities and communities is often greeted with considerable local opposition. Often, we find ourselves struggling to protect existing capacity as municipalities increasingly seek to encroach on our rail right of way and passenger rail and commuter rail consume increasingly more railroad capacity.

If we are to meet the challenges of today and tomorrow, something will have to change.

How Rail Consolidation Adds Capacity, Optimizes Existing Infrastructure

CP believes that industry consolidation offers the best opportunity to increase capacity without adding infrastructure, which is why we believe consolidation is inevitable and why we are pursuing a combination with NS.

Consolidation enables far better utilization of existing infrastructure. For example, trains interchanged in Chicago today must be broken apart and rebuilt in yards within the city and then delivered to receiving carriers. The process involves multiple interchanges between multiple carriers in multiple yards. A merger would allow these activities to be performed elsewhere so that trains moving through Chicago can move smoothly through the city without exiting the mainline.

An expanded network also introduces alternative options for re-routing traffic around areas of congestion and creates new opportunities to generate the most efficient route for rail shipments. For example, a large amount of agricultural shipments from the Upper Plains states move through classification yards, over connecting carriers to milling markets east of the Mississippi. This traffic could move in a more expedited manner over alternate gateways in seamless, single-line movement. Likewise automotive traffic currently moving over Chicago could be expedited through other gateways, significantly reducing automobile companies’ inventory costs.

A merger would allow CP-NS to provide end-to-end service to customers, without hand-offs and interchanges. Reducing these disruptive activities can significantly improve velocity, lower costs, and enable the combined company to move more goods more quickly without increasing rates. Faster single line movements, which remove inefficient handlings, would improve the bottom line for all customers, especially those that own their own railcars.

Additionally, if Chicago becomes gridlocked as it did in the winter of 2013 – 2014, a combined CP-NS would have greater expanded routing optionality that would allow our customers’ products to get from origin to destination without having to suffer through extended delays in a gridlocked Chicago.

Tangible Benefits to Shippers from a CP-NS Combination

Clearly, industry consolidation can improve service and efficiency over the existing rail footprint. And while a CP-NS combination would not reduce rail competition as our two networks are end-to-end (they do not overlap), in order to address competitive concerns, assure regulatory approval, and because we are confident we can improve service, CP proposes adopting competitive enhancements that shippers have been demanding.

For example, the new company would give shippers the choice of where they can connect with another railroad along its network, bringing an end to the practice of “bottleneck pricing” in the U.S., further enhancing competition. Currently, railroads are not required to quote separate portions of haul when there is only one single carrier operating on a particular segment. We also see significant opportunities to improve operating efficiencies on NS’ system, unlocking additional capacity while providing faster and more reliable service to NS served customers.

Second, in terminal areas, the combined CP-NS would allow another carrier access to its railway to serve CP-NS customers if the new company is not providing adequate service or competitive rates in those areas.

Additionally, we do not believe that a CP-NS combination would spur additional transactions in the industry. The CP proposal will enhance competition, not diminish it, which is good for customers and competitors alike. A more fluid Chicago, for example, provides other carriers with new opportunities to provide enhanced services to existing and potential customers. And with no overlap between the CP and NS networks, no shipper loses a transportation option.

Change in Rail is Necessary to Support Continued Economic Growth

Despite these pro-competitive initiatives, shipper and public interest benefits, the clear and immediate need for added capacity, and public opposition to physical expansion, some have voiced opposition to further industry consolidation, which raises the question: What are we to do? The status quo is not the answer to this question.

Serious consideration must be given to this innovative option if the industry and economy is to grow and prosper, even as the opposition to building new infrastructure is more prevalent and vocal than ever before.

Ironically, some have voiced concerns that consolidation will lead to service disruption. The fact is, merger-related disruptions are not inevitable, as current CP management demonstrated in the CN-IC combination.

Without industry consolidation, however, future service disruptions are a certainty.

Forward Looking Statement

This news release contains certain forward-looking information within the meaning of applicable securities laws relating, but not limited, to CP’s proposal to NS regarding a possible business combination, the anticipated results and benefits of the proposed transaction and matters relating to regulatory approvals and changes. This forward-looking information also includes, but is not limited to, statements concerning expectations, beliefs, plans, goals, objectives, assumptions and statements about possible future events, conditions, and results of operations or performance. Forward-looking information may contain statements with words or headings such as “financial expectations”, “key assumptions”, “anticipate”, “believe”, “expect”, “plan”, “will”, “outlook”, “should” or similar words suggesting future outcomes.

Undue reliance should not be placed on forward-looking information as actual results may differ materially from the forward-looking information. Forward-looking information is not a guarantee of future performance. By its nature, CP’s forward-looking information involves numerous assumptions, inherent risks and uncertainties that could cause actual results to differ materially from the forward-looking information, including but not limited to the following factors: the ability of the parties to agree to the terms of a proposed transaction; the ability of the parties to obtain the required regulatory approvals; the ability to recognize the financial and operational benefits of the transaction; changes in business strategies; general North American and global economic, credit and business conditions; risks in agricultural production such as weather conditions and insect populations; the availability and price of energy commodities; the effects of competition and pricing pressures; industry capacity; shifts in market demand; changes in commodity prices; uncertainty surrounding timing and volumes of commodities being shipped via CP; inflation; changes in laws and regulations, including regulation of rates; changes in taxes and tax rates; potential increases in maintenance and operating costs; uncertainties of investigations, proceedings or other types of claims and litigation; labour disputes; risks and liabilities arising from derailments; transportation of dangerous goods; timing of completion of capital and maintenance projects; currency and interest rate fluctuations; effects of changes in market conditions and discount rates on the financial position of pension plans and investments; and various events that could disrupt operations, including severe weather, droughts, floods, avalanches and earthquakes as well as security threats and governmental response to them, and technological changes. The foregoing list of factors is not exhaustive.

These and other factors are detailed from time to time in reports filed by CP with securities regulators in Canada and the United States. Reference should be made to “Management’s Discussion and Analysis” in CP’s annual and interim reports, Annual Information Form and Form 40-F. Readers are cautioned not to place undue reliance on forward-looking information. Forward-looking information is based on current expectations, estimates and projections and it is possible that predictions, forecasts, projections, and other forms of forward-looking information will not be achieved by CP. Except as required by law, CP undertakes no obligation to update publicly or otherwise revise any forward-looking information, whether as a result of new information, future events or otherwise.

Rule 425 Disclosure

This announcement is neither an offer to purchase or exchange nor a solicitation of an offer to sell securities. Subject to future developments, additional documents regarding the proposed transaction may be filed with the SEC. Investors and security holders are urged to read such disclosure documents regarding the proposed transaction, if and when they become available, because they will contain important information. Investors and security holders may obtain a free copy of the disclosure documents (when they are available) and other documents filed by CP with the SEC at the SEC’s website at www.sec.gov. The disclosure documents and these other documents may also be obtained for free from CP at http://www.cpr.ca/en/investors or by directing a request to Canadian Pacific Railway Limited, 7550 Ogden Dale Road S.E., Calgary, Alberta, Canada, T2C 4X9, Attention: Office of the Corporate Secretary.

CP and its directors, executive officers and other employees may be deemed to be participants in any solicitation of CP or NS shareholders in connection with the proposed transaction. Information about CP’s executive officers and directors is available in CP’s Annual Report on Form 40-F for the year ended December 31, 2014, which was filed with the SEC on February 23, 2015. Additional information about the interests of potential participants will be included in any proxy statement filed in connection with the proposed transaction.

About Canadian Pacific

Canadian Pacific (TSX:CP)(NYSE:CP) is a transcontinental railway in Canada and the United States with direct links to eight major ports, including Vancouver and Montreal, providing North American customers a competitive rail service with access to key markets in every corner of the globe. CP is growing with its customers, offering a suite of freight transportation services, logistics solutions and supply chain expertise. Visit cpr.ca to see the rail advantages of Canadian Pacific.

Contacts:

Media

Martin Cej

24/7 Media Pager: 855-242-3674

Martin_Cej@cpr.ca

Investment Community

Nadeem Velani

403-319-3591

investor@cpr.ca